LSB INDUSTRIES, INC. 9;
SUBSIDIARY LISTING
Revised December 31, 2003

LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

     Prime Financial Corporation
         Prime Holdings Corporation (f/k/a Tower IV Corporation, f/k/a LSB Leasing Corp.)
        Northwest Capital Corporation
        ClimaChem, Inc. (5% stock ownership)

    LSB Holdings, Inc.
        LSB-Europa Limited
        Summit Machine Tool Inc. Corp.
            Crystal City Nitrogen Company (f/k/a Saffron Corporation)
        L&S Automotive Technologies, Inc. (f/k/a L&S Automotive Products Co.)
        Climate Master International Limited
        Cherokee Nitrogen Holdings, Inc. (f/k/a Cherokee Nitrogen Company)
ClimateCraft Technologies, Inc.

LSA Technologies Inc.
INDUSTRIAL PRODUCTS BUSINESS

     Summit Machine Tool Manufacturing Corp.
         Summit Machinery Company
            Tower Land Development Corp.
            Clipmate Corporation (20% held by Waldock and Starrett)
            Pryor Plant Chemical Company (f/k/a LSB Financial Corp.)
Hercules Energy Mfg. Corporation

 ENVIRONMENTAL/CHEMICAL BUSINESS

     ClimaChem, Inc. (95% stock ownership)
            Northwest Financial Corporation
            Climate Mate, Inc.
            The Environmental Group International Limited
            LSB Chemical Corp.
                LSB Australia Pty. Ltd. (f/k/a Total Energy Systems Limited)
                El Dorado Chemical Company
                        Chemex I Corp. (f/k/a Slurry Explosive Corporation)
                DSN Corporation
                Chemex II Corp. (f/k/a Universal Tech Corporation)
                El Dorado Nitric Company (f/k/a El Dorado Nitrogen Company, f/k/a
                    LSB Nitrogen Corporation, f/k/a LSB Import Corp.)
                        El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)
                            El Dorado Nitrogen, L.P. (1% ownership)
                        El Dorado Acid II, L.L.C. (Limited Partner of El Dorado Nitrogen, L.P.)
                            El Dorado Nitrogen, L.P. (99% ownership)
    XpediAir, Inc. (f/k/a The Environmental Group, Inc.)
    International Environmental Corporation
    Climate Master, Inc.
    The Climate Control Group, Inc. (f/k/a APR Corporation)
    ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)
    ACP International Limited (f/k/a ACP Manufacturing Corp.)
    ThermalClime, Inc. (f/k/a LSB South America Corporation)
    ClimaCool Corp. (f/k/a MultiClima Holdings, Inc., f/k/a LSB International Corp.)
    TRISON Construction, Inc.
    Koax Corp.
    Cherokee Nitrogen Company